Exhibit 99.2

FOR IMMEDIATE RELEASE

Contacts:	Bill Newbould	Daphne Hoytt
	Endo Pharmaceuticals	Cohn & Wolfe Healthcare
	(610) 558-9800	(212) 798-9519

LIDODERM® PILOT PHASE IV STUDIES PRESENTED AT
AMERICAN PAIN SOCIETY MEETING
— Preliminary Data Suggest Potential Utility in Other Chronic Pain Conditions

CHADDS FORD, Pa., March 20, 2003 — Endo Pharmaceuticals Inc. released new data from four pilot Phase IV studies today at the 22nd Annual Scientific Meeting of the American Pain Society (APS). These preliminary data suggest that Lidoderm® (lidocaine patch 5%) may provide pain relief and/or impact pain interference with quality of life in four chronic pain conditions. Lidoderm® is a targeted topical analgesic patch that is applied directly to intact skin. Lidoderm® is currently FDA-approved for relief of pain associated with post-herpetic neuralgia, a chronic pain that can result from nerve damage by the herpes zoster virus, commonly referred to as shingles.

“Fifty million Americans suffer from chronic pain, which significantly affects their quality of life,” said Joseph S. Gimbel, M.D., Arizona Research Center, Phoenix, Ariz., the principal investigator in two of the pilot studies. “Data from these preliminary studies point to the potential use of Lidoderm® in several chronic and debilitating conditions.”

An estimated 25 million Americans experience acute pain as a result of injury or surgery, and an estimated 50 million Americans suffer from chronic pain. The most common chronic pain condition is back pain, which affects an estimated 36 million Americans. Pain can be relieved or greatly eased with proper pain management; however, most sufferers go untreated, under-treated, or improperly treated. Untreated pain can have significant physical, psychological and financial consequences by impacting daily functioning and quality of life. Pain costs Americans an estimated $100 billion each year due to lost wages and healthcare expenses. Pain is the leading cause of medically related work absenteeism, resulting in more than 50 million lost workdays each year.

Lidoderm® in Combination with Gabapentin for Postherpetic Neuralgia, Diabetic Neuralgia, and Low Back Pain

The first study was a randomized, open-label, multicenter, two-week pilot study designed to assess the impact of Lidoderm® (up to four patches every 24 hours) in patients with postherpetic neuralgia (PHN) (n=11), diabetic neuropathy (n=49), or low back pain (n=47) and who experienced a partial response to their current analgesic regimen that included gabapentin (Neurontin®). Using the Brief Pain Inventory to assess pain interference with quality of life, the investigators found that the addition of Lidoderm® reduced pain interference with most measures in the PHN group (general activity, mood, normal work, sleep, enjoyment of life) and in all measures in the diabetic neuropathy and low back pain groups (general activity, mood, walking ability, normal work, relations with other people, sleep, enjoyment of life). In this study, Lidoderm® was well-tolerated, with relatively few clinical adverse events, most of which were mild to moderate. The most frequently reported treatment-related adverse events were somnolence and headache (2.8%).

Lidoderm® and Low Back Pain

In a separate nonrandomized, prospective, open-label, two-week pilot study of nonradicular acute/subacute (<3 months; n = 20), short-term chronic (3-12 months; n = 33), and long-term chronic (>12 months; n = 76) low back pain sufferers, patients were treated for two weeks with up to four Lidoderm® patches every 24 hours to the area of maximal peripheral pain while continuing their current analgesic regimen without dosage adjustment. Using the Brief Pain Inventory to assess pain intensity and relief, investigators found that Lidoderm® produced significant improvements in pain intensity in all groups for worst pain, average pain, and pain right now, as well as significant improvements in least pain and pain relief for acute/subacute and long-term chronic groups. All groups showed significant reductions in the Brief Pain Inventory composite score for pain interference with quality of life and the Beck Depression Inventory score. The lidocaine patch 5% was well tolerated, with mild-to-moderate application site reactions (e.g., erythema, irritation, edema, paresthesia, puritis) being the most commonly reported treatment-related adverse event (13%). There were no serious systemic adverse events or drug-drug interactions related to treatment.

“Data from these preliminary studies of Lidoderm® are encouraging,” said Dr. Gimbel. “I look forward to working with Endo on a larger Phase II study to examine whether Lidoderm® could be a safe and effective treatment for low back pain.”

Lidoderm® and Diabetic Neuropathy

Painful diabetic neuropathy, which occurs in 20-24% of patients with diabetes, includes a variety of painful sensations such as tingling or burning of the lower extremities, either with or without allodynia (pain caused by normally non-painful stimuli such as ripped clothing or light touch). In a prospective, nonrandomized, three-week, open-label pilot study of 56 diabetic neuropathy patients, up to four Lidoderm® patches were applied for 18 hours per day to areas of maximal peripheral neuropathic pain. Patients continued their current analgesic medication, without dosing adjustment. The results suggest that Lidoderm® produced significant improvements in pain intensity, pain relief, and pain interference with quality of life both in patients with allodynia (n=19) and without allodynia (n=37). No systemic adverse events or drug-drug interactions related to the lidocaine patch 5% were reported. The most frequently reported adverse event was mild application site burning (10%).

Lidoderm® and Osteoarthritis Knee Pain

In a nonrandomized, prospective, open-label, multicenter, two-week study designed to assess the effectiveness and safety of Lidoderm® as monotherapy in patients with osteoarthritis (OA) of one or both knees (average daily pain intensity >4 on a 0-10 pain scale), 32 patients were treated with up to four Lidoderm® patches every 24 hours covering as much of the painful area as possible; all other analgesics were discontinued before entering the study. Investigators reported significant improvements in pain, stiffness, and physical function as measured by the Western Ontario and McMaster Universities (WOMAC) OA index scores. All seven domains of pain interference with quality of life (general activity, mood, walking, work, relations, sleep, and enjoyment of life) measured by the Brief Pain Inventory were significantly improved with the use of Lidoderm® monotherapy. Global assessments of patch satisfaction and pain relief showed 82% of patients and 76% of investigators rated Lidoderm® patch satisfaction as satisfied to very satisfied and pain relief as moderate to complete. In this study, the lidocaine patch was well-tolerated, with no reports of systemic adverse events. There were two reports of local application site reactions (very slight erythema and petechiae, which led to one patient dropping out of the study).

About Lidoderm®

Lidoderm® (lidocaine patch 5%) is FDA-approved for the relief of pain associated with postherpetic neuralgia. Lidoderm® produces an analgesic effect by the penetration of lidocaine from the patch into intact skin, without complete loss of sensation or numbness. Lidoderm® should only be applied to intact skin. Reactions to Lidoderm® are generally mild and transient. During or immediately after treatment with Lidoderm®, the skin at the site of treatment may develop erythema or edema or may be the locus of abnormal sensation. Lidoderm® is contraindicated in patients with a known history of sensitivity to local anesthetics of the amide type, or to any other component product.

Lidoderm® is not FDA-approved for the treatment of low back pain, or pain from diabetic neuropathy or osteoarthritis of the knee; thus the safety and efficacy of Lidoderm® have not been established for these indications. The FDA-approved dosing for Lidoderm® is up to three patches applied for up to 12 hours within a 24-hour period. However, the safety and efficacy of Lidoderm® have not been established when used with other dosing regimens.

About Endo

A wholly owned subsidiary of Endo Pharmaceuticals Holdings Inc. (Nasdaq: ENDP; ENDPW),

Endo Pharmaceuticals is a fully integrated specialty pharmaceutical company with market leadership in pain management products. The company researches, develops, produces and markets a broad product offering of branded and generic pharmaceuticals, meeting the needs of healthcare professionals and consumers alike. Endo is committed to advancing responsible pain management and supportive care, and to increasing recognition of unmet clinical needs within these therapeutic areas. More information, including this and past press releases of Endo Pharmaceuticals Holdings Inc., is available online at www.endo.com.

Forward-Looking Statements

This press release contains forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended, that are based on management’s beliefs and assumptions, current expectations, estimates and projections. These statements are subject to risks and uncertainties and, therefore, actual results may differ materially from those expressed or implied by these forward-looking statements. Forward-looking statements are not historical facts and include information regarding the Company’s possible or assumed results of operations. Also, statements or expressions that are preceded by, followed by, or that include, the words “believes,” “anticipates,” “plans,” “expects,” “intends,” “estimates” or similar expressions are forward-looking statements. Endo’s estimated or anticipated future results, product performance or other non- historical facts are forward-looking and reflect Endo’s current perspective on existing trends and information. Many of the factors that will determine the Company’s future results are beyond the ability of the Company to control or predict. The reader should not rely on any forward-looking statement. The Company undertakes no obligations to update any forward-looking statements whether as a result of new information, future events or otherwise. Several important factors, in addition to the specific factors discussed in connection with these forward-looking statements individually, could affect the future results of the Endo and could cause those results to differ materially from those expressed in the forward-looking statements contained herein. Important factors that may affect future results include, but are not limited to: market acceptance of the Company’s products and the impact of competitive products and pricing; dependence on sole source suppliers; the success of the Company’s product development activities and the timeliness with which regulatory authorizations and product launches may be achieved; successful compliance with extensive, costly, complex and evolving governmental regulations and restrictions; the availability on commercially reasonable terms of raw materials and other third party manufactured products; exposure to product liability and other lawsuits and contingencies; dependence on third party suppliers, distributors and collaboration partners; the ability to timely and cost effectively integrate acquisitions; uncertainty associated with pre-clinical studies and clinical trials and regulatory approval; uncertainty of market acceptance of the effect of competing products and prices; uncertainties regarding intellectual property protection; uncertainties as to the outcome of litigation; changes in operating results; impact of competitive products and pricing; product development; changes in laws and regulations; customer demand; possible future litigation; availability of future financing and reimbursement policies of government and private health insurers and others; and other risks and uncertainties detailed in Endo’s Registration Statement on Form S-4 filed with the Securities and Exchange Commission on June 9, 2000, as amended, and in Endo’s Registration Statement on Form S-3 dated October 17, 2001. Readers should evaluate any statement in light of these important factors.

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